                                                                    EXHIBIT 99.0


                     [ANDREW V. SCHNURR & CO. LETTERHEAD]



                                         December 11, 1996


Philip Edmundson, Trustee
Capital Advantage Group
510 Bering Drive, Suite 300
Houston, Texas  77057

Dear Mr. Edmundson:

We have audited the accompanying statement of revenues and direct operating expenses of Oak Run Manor for the year ended December 31, 1995. This statement of revenues and direct operating expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on this statement of revenues and direct operating expenses based upon our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct operating expenses is free of material misstatement. An audit included examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and direct operating expenses. An audit also includes assessing the accounting principles used by management, as well as evaluating the overall statement of revenues and direct operating expenses presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of Oak Run Manor for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                        Respectfully submitted,


                                        /s/ ANDREW V. SCHNURR & CO.
                                        ------------------------------
                                            Andrew V. Schnurr & Co.






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
                                 OAK RUN MANOR
              STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995



         INCOME
         ------
Rental Income                                                     $879,170.

Interset Income, Late Charges, Etc.                                  2,758.
                                                                  ---------

         TOTAL INCOME                                              881,928.
         ------------
         DIRECT EXPENSES
         ---------------

Advertising                                  $18,908.
Office Expenses                               14,461.
Management Fees                               42,267.
Legal & Accounting                             4,645.
Telephone                                      3,373.
Janitor Payroll                               81,571.
Electric                                       9,189.
Water & Sewer                                 53,331.
Exterminating                                  1,018.
Hospitalization                                3,828.
Repairs - Materials                          170,852.
Decorating Supplies & Contracts               33,916.
Taxes - Real Estate                          128,756.
      - Payroll                               10,181.
Insurance - Hazard                            20,602.
Gardening                                     22,802.
Bank Charges                                     291.
                                             --------
         TOTAL DIRECT EXPENSES                                     619,991.
         ---------------------                                    ---------

         NET REVENUE                                              $261,937.
         -----------                                              =========





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